      As filed with the Securities and Exchange Commission on August 2, 2002

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            _________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            _________________________

                        XM SATELLITE RADIO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   54-1878819
                      (IRS employer identification number)

                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
                                 (202) 380-4000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                            ________________________

             XM Satellite Radio Holdings Inc. 1998 Shares Award Plan
                            (Full Title of the Plan)
                            ________________________

                            Joseph M. Titlebaum, Esq.
              Senior Vice President, General Counsel and Secretary
                        XM Satellite Radio Holdings Inc.
                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
                                 (202) 380-4000
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                                Steven M. Kaufman
                             Hogan & Hartson L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                            ________________________

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                     Amount      Proposed Maximum    Proposed Maximum    Amount of
           Title of securities                       to be        Offering Price    Aggregate Offering Registration
             to be registered                     Registered(1)    per Share (2)       Price (1)(2)      Fee (1)(2)
----------------------------------------------------------------------------------------------------------------------
Class A common stock, par value $.01 per share     5,400,000        $3.45               $18,630,000      $1,713.96

----------------------------------------------------------------------------------------------------------------------

(1) The Registrant is registering 5,400,000 shares of its Class A common stock, par value $.01 per share, for issuance pursuant to its 1998 Shares Award Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

Pursuant to Rule 429 under the Securities Act, this Registration Statement also amends the information contained in the earlier registration statement relating to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan: Registration Statement No. 333-92049, filed on December 3, 1999, Post-Effective Amendment No. 1 to Registration Statement No. 333-92049, filed on December 23, 1999, Registration Statement No. 333-42590, filed on July 28, 2000, and Registration Statement No. 333-65020, filed on July 13, 2001.

                                EXPLANATORY NOTE

         As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statements relating to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan: Registration Statement No. 333-92049, filed on December 3, 1999, Post-Effective Amendment No. 1 to Registration Statement No. 333-92049, filed on December 23, 1999, Registration Statement No. 333-42590, filed on July 28, 2000, and Registration Statement No. 333-65020, filed on July 13, 2001.

         On January 16, 2002, the Board of Directors of XM Satellite Radio Holdings Inc. (the "Company") approved and adopted an amendment to the Company's 1998 Shares Award Plan (the "SAP") to increase the number of shares of Class A Common Stock, par value $.01 per share ("Common Stock"), of the Company reserved under the SAP by 5,400,000 from 8,000,000 to 13,400,000 and to increase the maximum number of shares that could be granted to an individual in any one year to 1,000,000. These increases were needed to have options available in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations. The Company's stockholders approved the amendment to the SAP at the annual meeting of stockholders held on May 23, 2002. Accordingly, as amended, the total number of shares of Common Stock available under the SAP is 13,400,000, of which 5,400,000 shares are being registered hereunder.

         A description of the amendments to the SAP is included in the Company's definitive proxy statement on Schedule 14A, dated April 22, 2002, with respect to the Company's annual meeting of stockholders held on May 23, 2002.

Item 8.  Exhibits.

   Exhibit
     No.                                Exhibit
     ---                                -------

     4.1 XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, as amended.

     5.1        Legal Opinion of Hogan & Hartson L.L.P.

     23.1       Consent of KPMG LLP, independent certified public accountants.

     23.2       Consent of Hogan & Hartson L.L.P (included in Exhibit 5.1).

     24.1       Power of Attorney (included on signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on August 2, 2002.

                                   XM SATELLITE RADIO HOLDINGS INC.


                                   By: /s/ Hugh Panero
                                       -----------------------------------------
                                       Hugh Panero
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Panero and Joseph M. Titlebaum, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

             Name                               Title                                   Date
             ----                               -----                                   ----
/s/ Hugh Panero                 President, Chief Executive Officer and Director     August 2, 2002
-------------------------
Hugh Panero                     (Principal Executive Officer)

/s/ Joseph J. Euteneuer         Executive Vice President, Chief Financial           August 2, 2002
-------------------------
Joseph J. Euteneuer             Officer (Principal Financial and Accounting
                                Officer)

/s/ Gary M. Parsons             Chairman of the Board of Directors                  August 2, 2002
-------------------------
Gary M. Parsons

/s/ Nathaniel A. Davis                    Director                August 2, 2002
-------------------------------
Nathaniel A. Davis

/s/ Thomas J. Donohue                     Director                August 2, 2002
-------------------------------
Thomas J. Donohue

                                          Director                _______, 2002
_______________________________
Chester A. Huber, Jr.


/s/ Randall T. Mays                       Director                August 2, 2002
-------------------------------
Randall T. Mays

/s/ James Perry                           Director                August 2, 2002
-------------------------------
James Perry

/s/ Pierce J. Roberts, Jr.                Director                August 2, 2002
-------------------------------
Pierce J. Roberts, Jr.

                                          Director                _______, 2002
_______________________________
Jack Shaw